UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 4, 2008

WEYERHAEUSER COMPANY
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	1-4825 (Commission File Number)	91-0470860 (IRS Employer Identification No.)

Federal Way
Washington 98063-9777
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 4, 2008, Weyerhaeuser Company (the “Company”) completed the previously announced sale of its containerboard, packaging and recycling business to International Paper Company, a New York corporation (the “Purchaser”).  The purchase price consists of approximately $6 billion in cash, subject to certain post-closing adjustments, as described in the Purchase Agreement, dated March 15, 2008, between the Company and the Purchaser (the “Purchase Agreement”).

These descriptions of the Purchase Agreement and the sale do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement.  The Purchase Agreement was filed as Exhibit 2.1 to the Company’s Form 8-K filed on March 20, 2008, the contents of which are incorporated herein by reference.

A copy of the press release announcing the completion of the sale is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release dated as of August 4, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:
Jeanne M. Hillman
Vice President and Principal Accounting Officer

Date:  August 8, 2008